UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2026

Silicon Valley Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43030	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

228 Hamilton Avenue, 3rd Floor Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 206-8315

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	SVAQU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	SVAQ	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	SVAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to the Business Combination Agreement

As previously disclosed, on June 17, 2026, Silicon Valley Acquisition Corp., a Cayman Islands exempted company (“SVAQ”, and following the Business Combination Closing, “PubCo”), entered into a Business Combination Agreement (as amended by certain Amendment No. 1, dated as of August 6, 2026, the “Business Combination Agreement”), with SVAQ Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of SVAQ (“Merger Sub”), and EigenQ, Inc., a Delaware corporation (“EigenQ” or the “Company”), pursuant to which, among other things and subject to the terms and conditions contained therein, (i) SVAQ will transfer by way of continuation from the Cayman Islands to the State of Delaware and domesticate (the “Domestication”) as a Delaware corporation prior to the consummation of the Business Combination (the “Business Combination Closing”), and (ii) Merger Sub will merge with and into the Company (the “Merger”, together with the Domestication and such other transactions contemplated under the Business Combination Agreement, collectively, the “Business Combination”), with the Company continuing as the surviving company. After giving effect to the Merger, the Company will be a wholly-owned subsidiary of SVAQ.

On September 17, 2026, SVAQ, Merger Sub, and the Company entered into a second amendment to the Business Combination Agreement (the “BCA Amendment”, together with the Business Combination Agreement, the “Amended BCA”), which amends the Business Combination Agreement to, among other things, (i) clarify the applicable Company Stockholders (as defined in the Business Combination Agreement) subject to the Registration Rights and Lock-up Agreement to those listed on newly added Annex B. The BCA Amendment also extends the Outside Date (as defined in the Business Combination Agreement) from February 14, 2027 to June 30, 2027, subject to automatic monthly extensions with written consent of SVAQ and the Company.

The foregoing description of the BCA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the BCA Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (“Current Report”), and incorporated herein by reference.

Note Financing

On September 17, 2026 (the “Agreement Date”), SVAQ and EigenQ, entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which, at the Initial Closing (as defined in the Purchase Agreement), EigenQ issued to the Investor (i) a senior secured note (the “Initial Notes”) with an original principal amount of $22,225,000 and an original issue discount of 10% and (ii) warrants to purchase 1,852,083 shares of the Company’s common stock at an exercise price of $12.00 per share (the “Initial Warrants”).

Additionally, pursuant to the Purchase Agreement, immediately prior to the Business Combination Closing and subject to certain conditions, EigenQ shall issue to the Investor (i) additional senior secured notes (the “Additional Notes,” and together with the Initial Notes, the “EigenQ Notes”) with an original principal amount of $22,225,000 and an original issue discount of 10% and (ii) additional warrants to purchase 1,852,084 shares of the Company’s common stock at an exercise price of $12.00 per share (the “Additional Warrants,” and together with the Initial Warrants, the “EigenQ Warrants”).

EigenQ Notes

The EigenQ Notes bear interest at a rate equal to (i) eight percent (8%) per annum for any interest paid in cash (the “Cash Interest Rate”) and (ii) ten percent (10%) per annum for any interest paid in kind (“PIK”) and, unless earlier converted or redeemed, will mature on the six month anniversary of the issuance of the Initial note (the “Maturity Date”), provided that, if as of the initial Maturity Date, the Business Combination Agreement has not been terminated as of such initial Maturity Date and the Outside Date is at least six months following such extended Maturity Date, the Maturity Date shall be extended for another three months. Upon the Maturity Date, the principal amount and accrued interest are payable to the Investor, along with a premium equal to 30% of the original principal balance of the EigenQ Notes. The EigenQ Notes may not be prepaid, other than with the consent of the Investor.

The EigenQ Notes require EigenQ to comply with certain affirmative covenants, including, without limitation:

●	using reasonable best efforts to cause each of the conditions precedent to the Business Combination Closing set forth in the Business Combination Agreement to be satisfied and not to take, or omit to take, any action that would give either party the right to terminate the Business Combination Agreement or that would otherwise result in the failure of any condition precedent to the Business Combination Closing to be satisfied;

●	maintaining unrestricted cash and cash equivalents (which shall be held in deposit accounts (each, a “DACA”) subject to an account control agreement) of at least $7,500,000 at all times and at least $10,000,000 as of the last day of each fiscal quarter of EigenQ (and upon the issuance of the Additional Notes, such minimum amounts shall increase to $10,000,000 at all times and $15,000,000 as of the last day of each fiscal quarter, respectively);

●	obligations to report to the investor with respect to the status of the Business Combination (including, without limitation, communications with the U.S. Securities and Exchange Commission (the “SEC”), alleged breaches of the Business Combination Agreement, redemption tallies in connection with the Business Combination); and

●	using reasonable best efforts to cause: (i) the Company’s response to any SEC comment letter on the registration statement on Form S-4 to be filed in connection with the Business Combination (the “Business Combination Registration Statement”) to be filed with the SEC no later than twenty one days after receipt of such comment letter; (ii) the Business Combination Registration Statement to be declared effective by the SEC no later than six months after its initial filing with the SEC; (iii) the SVAQ shareholders meeting, including any adjournment or postponement thereof, to be convened no later than forty five days following the effectiveness of the Business Combination Registration; and (iv) the Business Combination Closing to occur no later than the earlier of (a) the later of (1) sixty days following the effectiveness of the Business Combination Registration if such effectiveness occurs in calendar year 2026, or forty-five (45) days following such effectiveness if such effectiveness occurs in calendar year 2027 and (2) five (5) Business Days following the SVAQ shareholders meeting and (b) June 30, 2027.

The EigenQ Notes require EigenQ to comply with certain customary negative covenants, including, without limitation, restrictions on liquidation or dissolution; mergers, consolidations or asset sales outside the Business Combination; dividends and distributions; affiliate transactions; incurrence of indebtedness or liens; investments; formation of subsidiaries not joining the security documents; allowing the removal of certain key personnel; and amending or waiving the Business Combination Agreement without the Investor’s consent (subject to a five business day deemed-approval mechanic). Any breach of a representation, warranty or covenant under the Transaction Documents (as defined in the Purchase Agreement), including EigenQ’s failure to consummate the Additional Closing (as defined in the Purchase Agreement) if the Investor is ready, willing and able to do so, constitutes an event of default under the EigenQ Notes.

For purposes of the EigenQ Notes, “Ordinary Course of Business” is defined as , in respect of any transaction involving EigenQ or any of its subsidiaries, the ordinary course of EigenQ or such subsidiary’s business in accordance with (a) the usual and customary customs and practices in the kind of business in which EigenQ or such subsidiary is engaged, (b) the past practice and operations of EigenQ or such subsidiary, or (c) the proposed and planned practices, activities and operations of EigenQ or such subsidiary as described in the Business Combination Registration Statement, and in each case, undertaken by EigenQ or such subsidiary in good faith and not for purposes of or having the practical effect of evading any covenant or restriction in any other Transaction Document.

The EigenQ Notes also include customary events of default, including, without limitation (and, where applicable, subject to any cure periods set forth in the EigenQ Notes):

●	a breach of any representation, warranty, covenant or agreement of EigenQ contained in the EigenQ Notes or any related Transaction Document;

●	failure to pay any amount of principal or interest due under the EigenQ Notes when due (including by exchange in connection with the Business Combination Closing) and if such failure remains uncured for a period of at least five (5) business days;

●	EigenQ’s bankruptcy, insolvency, dissolution or liquidation (whether voluntary or involuntary);

●	EigenQ fails to pay when due any of its indebtedness, or any interest or premium thereon, when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness;

●	entry of one or more judgments or decrees in an aggregate principal amount in excess of $1,000,000 against EigenQ and all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

●	there shall have occurred any material adverse effect to EigenQ; or

●	the Business Combination Agreement is terminated, canceled or otherwise ceases to be in full force and effect.

If an event of default occurs and is continuing, upon the election of the holder, all amounts outstanding and unpaid under the EigenQ Notes, including any PIK interest amounts added to the principal balance thereof and any then unpaid and accrued interest, together with an additional premium equal to forty percent (40%) of the original principal amount of the EigenQ Notes.

If any amount payable under the EigenQ Notes is not paid when due, whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at a rate equal to the applicable Interest Rate plus five percentage points (5%), stepping up by an additional five percentage points (for a total of ten percentage points (10%) above the applicable Interest Rate) after 90 calendar days from the date of such non-payment until such amount is paid in full.

Upon the consummation of the Business Combination, the unpaid principal amount of the EigenQ Notes (including any PIK interest amounts added thereto), together with any interest accrued but unpaid thereon (the “BC Conversion Amount”) will be exchanged for senior secured convertible notes of the Company (the “PubCo Notes”), with an original principal amount equal to the BC Conversion Amount.

EigenQ Warrants

In addition, the Company is issuing the Investor the Initial Warrants and the Additional Warrants, exercisable into an aggregate of 3,704,166 shares of Company common stock (the “Warrant Shares”). The EigenQ Warrants carry a five year term and is subject to a price adjustment should EigenQ issue securities below the exercise price of the warrant which is the fixed conversion price of the EigenQ Notes.

PubCo Notes

The PubCo Notes will have a maturity date which is on the five year anniversary of the Business Combination Closing, subject to extension in accordance with the terms of the PubCo Notes (the “Maturity Date”), and bear interest at a rate (the “Interest Rate”) equal to (i) eight percent (8%) per annum for any interest paid in cash (the “Cash Interest Rate”) and (ii) ten percent (10%) per annum for any interest paid in kind. From and after the occurrence and during the continuance of any Event of Default (as defined below), the Interest Rate shall automatically be increased to a rate equal to the applicable Interest Rate plus three (3) percentage points (the “Default Rate”).

Pursuant to the PubCo Notes, any amount of principal, interest or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by PubCo in an amount equal to interest on such amount at the rate of twelve percent (12%) per annum from the date such amount was due until the same is paid in full.

Conversion Price

Amounts under the PubCo Notes (the “Conversion Amount”) (which includes the sum of (A) the portion of the principal of the PubCo Note to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid interest with respect to such principal, (C) accrued and unpaid late charges with respect to such principal and interest, and (D) any other unpaid amounts pursuant to the PubCo Notes and the Transaction Documents, if any) will be convertible, at any time at the Investor’s option, into shares of PubCo’s common stock, par value $0.00001 per share (the “Common Stock” and such shares issuable upon conversion, the “Conversion Shares”), at an initial conversion price of $12.00 per share (the “Conversion Price”), which is subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations, anti-dilution and other customary adjustment events.

In addition, upon the nine month anniversary of the issuance of the PubCo Notes, and each successive nine (9) month anniversary thereof (each, a “Reset Date”), the Conversion Price shall be reset to the lowest daily volume-weighted average price (“VWAP”) during the five trading days ending on, and including, the trading day immediately preceding the applicable Reset Date (such period, the “Reset Measuring Period,” and such price, the “Reset Price”), but not below a floor price (the “Floor Price”) initially set at $5.00.

If the Reset Price on any Reset Date would be below both the then-applicable Floor Price and Conversion Price, PubCo may, within specified notice periods, elect to (a) reduce the Conversion Price and Floor Price to the un-floored Reset Price, (b) recalculate the Reset Price as of a later measuring date (available once per Reset Date), or (c) permit the holder to require redemption of the affected Conversion Amount in cash at 100% of the amount being redeemed. A failure to timely deliver notice of election is deemed an irrevocable election of clause (a).

The PubCo Notes also contain a change of control put right entitling the Investor to require redemption of any of the Conversion Amount under the PubCo Note at a 120% premium upon the occurrence of a change of control transaction.

Company Optional Redemption

The PubCo Notes provide PubCo with the right, at its option, and provided certain equity conditions are met, to redeem all of the Conversion Amount remaining under the PubCo Notes in cash at a price (the “Company Optional Redemption Price”) equal to the product of (x) the Conversion Amount being redeemed as of the Company Optional Redemption Date (as defined in the PubCo Notes) and (y) the applicable Company Optional Redemption Premium. “Company Optional Redemption Premium” means (i) during the period commencing on the issuance date and ending on the second (2nd) anniversary thereof, 130%, and (ii) after the second (2nd) anniversary of the issuance date, 120%.

Forced Conversion

The PubCo Notes provide PubCo with the right, at its option, to effect a mandatory conversion of all (but not less than all) of the outstanding Conversion Amount, into shares of common stock of PubCo (the “PubCo Common Stock”) if certain conditions are satisfied. PubCo has the option to effect such forced conversion if the VWAP of the PubCo Common Stock exceeds $18.00 per share (as adjusted pursuant to the terms of the PubCo Notes) for fifteen consecutive trading days (the “Threshold Period”). The Company may not deliver a notice of forced conversion, unless certain equity conditions are met (unless waived in writing by the holder) on each trading day occurring during the period commencing on the first trading day of the Threshold Period and ending on (and including) the forced conversion date (the “Forced Conversion Period”) and if any failure of such equity conditions occurs during the Forced Conversion Period, the forced conversion notice shall automatically be deemed withdrawn. During the Forced Conversion Period, the holder will retain the right to voluntarily convert the PubCo Notes pursuant to their terms.

Amortization

The PubCo Notes provide that if, during any period of ninety consecutive trading days, (i) the VWAP of the PubCo Common Stock is less than $3.00 (as adjusted for share splits, share dividends, share combinations, recapitalizations and similar events) on sixty-one (61) or more trading days during such period and (ii) the daily aggregate dollar trading volume of the PubCo Common Stock is less than $3,500,000 on sixty-one or more trading days during such period (the first date on which both of the foregoing conditions are satisfied, the “Trigger Date”), then PubCo shall repay the Conversion Amount outstanding under the PubCo Notes as of the Trigger Date (the “Amortization Amount”) in six (6) monthly installments in cash.

Events of Default

The PubCo Notes include customary events of default (each, an “Event of Default”), including, without limitation (and, where applicable, subject to any cure periods set forth in the PubCo Notes):

●	suspension of trading of the PubCo Common Stock on The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market, or the Nasdaq Global Market for five consecutive trading days;

●	PubCo’s failure to deliver shares under the PubCo Notes or the PubCo Warrants (as defined below) within five trading days of the applicable conversion date or exercise date (as applicable), or notice, written or oral, to any holder of PubCo Notes or PubCo Warrants of its intention not to comply, as required, with a request for conversion of any PubCo Notes or PubCo Warrants into shares of PubCo Common Stock;

●	PubCo’s failure to maintain the required share reserve for the PubCo Notes and the PubCo Warrants;

●	any failure to make a payment under the PubCo Note or other Transaction Documents or any other agreement, document, certificate or other instrument delivered in connection with the transactions, which failure continues for five (5) trading days in the case of principal, or ten (10) trading days in the case of any other amount;

●	occurrence of any default under, redemption of or acceleration of $3,000,000 (the “Applicable Dollar Threshold”) or more of PubCo’s (or any subsidiary’s) other indebtedness;

●	PubCo’s bankruptcy, insolvency, or liquidation (whether voluntary or involuntary) (subject to the conditions in the PubCo Note, a “Bankruptcy Event of Default”);

●	entry of final judgment(s) for the payment of money aggregating in excess of the Applicable Dollar Threshold against the Company or any subsidiary (subject to certain conditions);

●	PubCo or any subsidiary otherwise being in breach or violation of any agreement for indebtedness in excess of the Applicable Dollar Threshold, which breach or violation permits acceleration of amounts due thereunder;

●	breaches of representations, warranties, or covenants in any Transaction Document except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of ten (10) trading days;

●	any failure of the resale registration statement to be timely filed, declared effective, or maintained in accordance with the Registration Rights Agreement (as defined below);

●	a false or inaccurate certification by PubCo with respect to equity conditions being satisfied or having been no equity conditions failure, occurrence of an event of default, or that any redemption blocking conditions do not exist;

●	any breach or failure in any respect by PubCo or any subsidiary to comply with any covenants set forth in the PubCo Note;

●	the occurrence of any event, for any reason, pursuant to which Dr. José R. Rosas-Bustos or Dr. Jesse Van Griensven Thé ceases to serve as Chief Executive Officer or chairman, respectively, of EigenQ, (whether as a result of death, disability or incapacity, resignation, termination (with or without cause), removal, or otherwise).

●	the occurrence of any material adverse effect;

●	any Transaction Document or any security document ceasing to be valid, binding or enforceable in any material respect, or the perfection or priority of the collateral agent’s lien on the collateral being impaired, in each case subject to specified cure and contest rights;

●	any security documents shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien on the collateral in favor of the Investor, in its capacity as the collateral agent, or any material provision of any security documents shall at any time for any reason cease to be valid and binding on or enforceable against PubCo or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by PubCo or any governmental authority having jurisdiction over PubCo, seeking to establish the invalidity or unenforceability thereof; or

●	any material damage to, or loss, theft or destruction of, any collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of PubCo or any subsidiary, if any such event or circumstance would reasonably be expected to have a material adverse effect.

Upon the occurrence of an Event of Default, PubCo will be required to, within one business day after the occurrence of such Event of Default, deliver written notice thereof (an “Event of Default Notice”) to the Investor. At any time after the earlier of the Investor’s receipt of an Event of Default Notice and the Investor becoming aware of an Event of Default and ending (such ending date, the “Event of Default Right Expiration Date”) on the tenth (10th) trading day after the later of (x) the date such Event of Default is cured and (y) the Investor’s receipt of an Event of Default Notice, the Investor may require PubCo to redeem (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of the PubCo Notes. Redemption of the PubCo Note upon such Event of Default shall be at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) 120% and (ii) the product of (X) the Conversion Rate (as defined in the PubCo Notes) with respect to the Conversion Amount in effect at such time as the holder delivers an Event of Default Redemption Notice (as defined in the PubCo Notes) multiplied by (Y) the product of (1) 120% multiplied by (2) the greatest Closing sale price of the PubCo Common Stock on any trading day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under such provision (the “Event of Default Redemption Price”).

Upon any Bankruptcy Event of Default, PubCo will be required to pay to the Investor an amount in cash representing (i) all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, multiplied by (ii) 120%, in addition to any and all other amounts due under the PubCo Notes, without the requirement for any notice or demand or other action by the holder or any other person or entity, provided that the holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the holder under the PubCo Notes, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price (as defined in the PubCo Notes), as applicable.

Upon the occurrence and continuation of an Event of Default, default interest shall accrue at the applicable interest rate plus three percentage points.

Covenants

The PubCo Notes require PubCo to comply with certain covenants (subject to certain exceptions), including, without limitation: (i) ranking the PubCo Notes senior to PubCo’s and its subsidiaries’ other indebtedness; (ii) restrictions on incurring additional indebtedness or liens, subject to customary exceptions (including limited additional unsecured indebtedness following a Collateral Release, as described below); (iii) restrictions on dividends, distributions, investments and affiliate transactions outside the ordinary course; (iv) restrictions on asset transfers and on any subsidiary indebtedness maturing prior to the Maturity Date; (v) a prohibition on engaging in any material line of business unrelated to EigenQ’s existing quantum computing and quantum-safe cybersecurity business; (vi) obligations to maintain corporate existence, properties, intellectual property and insurance; (vii) restrictions on issuing additional securities that would breach or default the PubCo Notes; and (viii) collateral-related covenants, including requiring new subsidiaries to become guarantors and grant security, advance notice of changes to collateral locations, and a waiver of usury defenses.

The PubCo Notes also require PubCo to comply with certain financial covenants, including maintaining minimum available cash on hand that adjusts based on the outstanding principal amount of the PubCo Notes, which minimum cash requirement is reduced (or eliminated) once the outstanding balance falls below specified thresholds or following a release of collateral conditioned on maintaining a corresponding minimum balance in a blocked deposit account. Any failure to comply with the minimum cash covenant is an Event of Default under the PubCo Notes and must be disclosed by PubCo on a Current Report on Form 8-K no later than the fourth day after the end of the applicable fiscal quarter (in the case of a quarter-end failure) or promptly after PubCo becomes aware of any other failure to comply. PubCo and its subsidiaries are also subject to customary restrictions on maintaining deposit or investment accounts that are not subject to a control agreement in favor of the collateral agent, subject to specified de minimis thresholds.

The Purchase Agreement contains customary representations, warranties, and agreements of the Company and the Investor, and customary indemnification rights and obligations of the parties.

PubCo Warrants

Upon the Business Combination Closing, the EigenQ Warrants will be exchanged for warrants of PubCo (the “Pubco Warrants”), which are exercisable at an exercise price of $12.00 into 3,704,166 shares of PubCo Common Stock (the “PubCo Warrant Shares”). The PubCo Warrants carry a five year term and is subject to price adjustment should the Company issue securities below the exercise price of the warrant, subject to a $5.00 floor price, which may be adjusted in substantially the same manner as in the PubCo Notes.

Registration Rights Agreement

In connection with the Purchase Agreement, PubCo agreed to enter into a registration rights agreement with the Investor (the “Registration Rights Agreement”), pursuant to which the Company agreed to file, no later than 45 days following the Business Combination Closing, a resale registration statement (the “Initial Registration Statement” to register for resale a number of shares of Common Stock equal to 200% of the maximum number of Conversion Shares issuable upon conversion of the PubCo Notes and 200% of the number of Warrant Shares issuable upon exercise of the PubCo Warrants, using an exercise price and conversion price of $5.00 for purposes of calculating the shares registerable under the Initial Registration Statement, after the date of the Registration Rights Agreement, and to use best efforts to cause such Initial Registration Statement to be declared effective within the effectiveness deadlines specified thereunder.

The Registration Rights Agreement contains customary provisions relating to registration procedures, expenses, PubCo’s obligations to maintain current public information to permit resales under Rule 144, the Investor’s information and cooperation obligations, restrictions on the Company’s ability to file other registration statements prior to the effectiveness of the Initial Registration Statement (subject to certain exceptions for Form S-8, existing registration statements, and exempt issuances), certain liquidated damages for the Company’s noncompliance with certain covenants under the Registration Rights Agreement and PubCo’s and Investor’s respective indemnification obligations, including contribution provisions, in connection with any registered resale of the registrable securities.

Pledge and Security Agreement

EigenQ also entered into a pledge and security agreement with an affiliate of the Investor, as collateral agent for the Investor (the “Pledge and Security Agreement”), pursuant to which EigenQ granted to the collateral agent, for the ratable benefit of the Investor, a continuing, first-priority security interest in substantially all of EigenQ’s assets, including a pledge of the equity interests of its subsidiaries (limited to 65% of the voting equity interests of any non-U.S. subsidiary where a greater pledge would result in adverse tax consequences), in each case subject to customary permitted liens and excluded assets. The Pledge and Security Agreement provides that all collateral in which EigenQ has granted a security interest, other than EigenQ’s cash, Deposit Accounts, Securities Accounts and Commodity Accounts (and the Investment Property held therein), will be released (the “Collateral Release”) upon EigenQ having deposited $25,000,000 in cash into a single segregated blocked account maintained at a depositary institution reasonably acceptable to the collateral agent, which account will be subject to the exclusive control of the collateral agent and EigenQ will not have access to the funds in such account, as well as certain other conditions, including that (i) no Event of Default shall have occurred and there shall be no event or circumstance that, with the giving of notice or the passage of time, would become an Event of Default and (ii) the Company shall have delivered to the collateral agent an officer’s certificate certifying that each of the conditions to the Collateral Release has been satisfied. Upon the Business Combination Closing, PubCo will join the Pledge and Security Agreement as an additional grantor.

The foregoing descriptions of the Purchase Agreement, the EigenQ Notes, the EigenQ Warrants, the PubCo Notes, the PubCo Warrants, the Registration Rights Agreement and the Pledge and Security Agreement are not complete and are subject to, and qualified in their entirety by reference to, the full text of the Purchase Agreement, the EigenQ Notes, the EigenQ Warrants, the PubCo Notes, the PubCo Warrants, the Registration Rights Agreement and the Pledge and Security Agreement, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this Current Report and are incorporated herein by reference.

Amendment No. 1 to the Letter Agreement

In connection with the foregoing transactions, SVAQ, Silicon Valley Acquisition Sponsor LLC (the “Sponsor”), and directors and officers of SVAQ entered into Amendment No. 1 ( “Amendment No. 1”) to the insider letter agreement, dated as of December 22, 2025 (the “Original Letter Agreement” and, together with Amendment No. 1, the “Amended Letter Agreement”), whereby the parties thereto agreed, among other things, that any Transaction Support Shares (as defined in the Sponsor Support Agreement, dated June 17, 2026 (as amended on August 6, 2026), by and among the Sponsor, EigenQ and SVAQ) transferred to the Investor (namely the Transferred Founder Shares) and, at the sole discretion of the Sponsor, any additional Transaction Support Shares transferred to other investors or third parties after the date thereof, shall be released from the lock-up restrictions contained in the Original Letter Agreement upon the consummation of the Business Combination, subject to restrictions under federal securities laws.

The foregoing description of the Amended Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Letter Agreement, a copy of which is filed as Exhibit 10.8 to this Current Report, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 with respect to the PubCo Notes is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities

Reference is made to the disclosure set forth under Item 1.01, which disclosure is incorporated herein by reference.

The EigenQ Notes and EigenQ Warrants were, and the shares issuable upon exercise of the EigenQ Warrants will be, issued in a transaction exempt from the registration requirements under the U.S. Securities Act in reliance on the exemption provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. If the PubCo Notes and the PubCo Warrants are not registered on the Business Combination Registration Statement, the PubCo Notes and PubCo Warrants, and the shares issuable upon conversion of the PubCo Notes and exercise of the PubCo Warrants will be, issued in a transaction exempt from the registration requirements under the U.S. Securities Act in reliance on the exemption provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The aggregate purchase price paid by the Investor for the Initial Notes and the Initial Warrants was $20,002,500, reflecting the $22,225,000 original principal amount of the Initial Notes net of the 10% original issue discount.

The Investor has represented that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D, and is acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Item 8.01 Other Events

Founder Shares Transfer Agreement

In connection with the foregoing transactions, SVAQ, the Sponsor, and the Investor, entered into a founder shares transfer agreement (the “Founder Shares Transfer Agreement”), dated as of September 17, 2026, pursuant to which, the Sponsor agreed to transfer up to 1,000,000 Class B ordinary shares (the “Founder Shares”), par value $0.0001 per share (the “Transferred Founder Shares”) of SVAQ to the Investor, with 500,000 shares to be transferred as of the Initial Closing and 500,000 Founder Shares to be transferred as of the Additional Closing. The Transferred Founder Shares shall continue to be subject to lock-up and transfer restrictions as provided in the Original Letter Agreement, until the consummation of the Business Combination, and shall be registered in the Business Combination Registration Statement and be freely tradable after consummation of the Business Combination.

Press Release

On September 18, 2026, SVAQ and EigenQ issued a press release announcing the Purchase Agreement and the related transactions. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

The press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Additional Information and Where to Find It

The proposed Business Combination by and between EigenQ and SVAQ will be submitted to the shareholders of SVAQ for their consideration. A Registration Statement is expected to be filed with the SEC, which will include preliminary and definitive proxy statements to be distributed to SVAQ’s shareholders in connection with SVAQ’s solicitation for proxies for the vote by SVAQ’s shareholders in connection with the proposed Business Combination and other matters as described in the Registration Statement, as well as a prospectus relating to the securities to be issued in connection with the completion of the proposed Business Combination. After the Registration Statement has been filed and declared effective by the SEC, SVAQ will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed Business Combination.

SVAQ’s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus in connection with SVAQ’s solicitation of proxies for its extraordinary general meeting of shareholders to be held to approve, among other things, the proposed Business Combination, because these documents will contain important information about SVAQ, EigenQ and the proposed Business Combination. This Current Report does not contain all the information that should be considered concerning the Business Combination and other matters and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. SVAQ and EigenQ may also file other documents with the SEC regarding the Business Combination. Shareholders may also obtain a copy of the preliminary or definitive proxy statement/prospectus, once available, as well as other documents filed with the SEC regarding the proposed Business Combination and other documents filed with the SEC by SVAQ, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Silicon Valley Acquisition Corp., 228 Hamilton Avenue, 3rd Floor, Palo Alto, CA 94301.

Participants in the Solicitation

SVAQ, EigenQ and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from SVAQ’s shareholders in connection with the proposed Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of SVAQ’s shareholders in connection with the proposed Business Combination will be set forth in SVAQ’s proxy statement/prospectus when it is filed with the SEC. You can find more information about SVAQ’s directors and executive officers in SVAQ’s 2025 Annual Report on Form 10-K filed with the SEC on March 31, 2026. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement/prospectus when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This Current Report does not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed Business Combination. This Current Report also does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This Current Report is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Forward-Looking Statements

This Current Report and exhibits attached herein contain certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the proposed Business Combination and the parties thereto. All statements contained in this Current Report other than statements of historical fact, including, without limitation, statements regarding the proposed Business Combination between SVAQ and EigenQ; the anticipated benefits and timing of the proposed Business Combination; expected trading of the combined company’s securities on Nasdaq; the combined company’s future financial performance; the ability of the combined company to execute its business strategy, its market opportunity and positioning; and other statements regarding management’s intentions, beliefs, or expectations with respect to the combined company’s future performance, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of EigenQ’s and SVAQ’s management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of EigenQ and SVAQ. These forward-looking statements are subject to a number of risks and uncertainties, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed Business Combination; (2) the outcome of any legal proceedings that may be instituted against EigenQ or SVAQ, the combined company or others following the announcement of the proposed Business Combination; (3) the inability to complete the proposed Business Combination due to the failure to obtain approval of the shareholders of EigenQ or SVAQ or to satisfy other conditions to closing; (4) changes to the proposed structure of the proposed Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the proposed Business Combination; (5) the ability to meet stock exchange listing standards following the consummation of the proposed Business Combination; (6) the risk that the proposed Business Combination disrupts current plans and operations of EigenQ as a result of the announcement and consummation of the proposed Business Combination; (7) EigenQ’s ability to scale and grow its business, and the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; (8) the ability to implement business plans, forecasts, identify and realize additional opportunities, and other expectations; (9) political, social or economic instability in the emerging markets, including the Middle East, and other countries in which EigenQ, the post-combination company, relevant OEMs and other channel participants and customers of some or all of the foregoing operate or plan to operate; (10) risks relating to product development and commercialization timing, OEM integration, customer adoption and strategic partnerships; (11) EigenQ’s ability to maintain and recognize benefits from its existing strategic relationships; (12) costs related to the proposed Business Combination; (13) changes in applicable laws or regulations; (14) changes in government mandates, requirements and standards as they relate to quantum security and infrastructure; (15) EigenQ’s estimates of expenses and profitability and underlying assumptions with respect to shareholder redemptions and purchase price and other adjustments; (16) any downturn or volatility in economic conditions; (17) changes in the competitive environment affecting EigenQ or its customers, including EigenQ’s inability to introduce new products or technologies; (18) the impact of pricing pressure and erosion; (19) supply chain risks; (20) risks to EigenQ’s ability to protect its intellectual property and avoid infringement by others, or claims of infringement against EigenQ; (21) the possibility that EigenQ or SVAQ may be adversely affected by other economic, business and/or competitive factors; (22) EigenQ’s estimates of its financial performance; (23) the potential dilution to the holders of EigenQ’s and SVAQ’s securities resulting from the issuance of the EigenQ Warrants, PubCo Notes and PubCo Warrants; (24) risks relating to the granting of security interests in EigenQ’s (and after the Business Combination Closing, PubCo’s) assets, the potential enforcement of such security interests in the event of a default or other event of enforcement, the potential loss of assets securing such obligations, and the resulting adverse effects on EigenQ or PubCo; (25) risks relating to the applicable covenants and other requirements under the Purchase Agreement, the EigenQ Notes or the PubCo Notes, and the consequences of any default or failure to comply therewith; (26) risks related to the fact that SVAQ is incorporated in the Cayman Islands and governed by Cayman Islands law; and those factors discussed in SVAQ’s Annual Report on Form 10-K for the period ended December 31, 2025, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, in each case, under the heading “Risk Factors,” and subsequent Quarterly Reports on Form 10-Q, the Registration Statement and proxy statement/prospectus, or other documents that will be filed with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither EigenQ nor SVAQ presently knows or that EigenQ and SVAQ currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect EigenQ’s and SVAQ’s expectations, plans or forecasts of future events and views as of the date of this Current Report. EigenQ and SVAQ anticipate that subsequent events and developments will cause EigenQ’s and SVAQ’s assessments to change. However, while EigenQ and SVAQ may elect to update these forward-looking statements at some point in the future, EigenQ and SVAQ specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing EigenQ’s and SVAQ’s assessments as of any date after the date of this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
2.1†	Second Amendment to the Business Combination Agreement, dated September 17, 2026, by and among Registrant, SVAQ Merger Sub Inc. and EigenQ Inc.
10.1*†	Securities Purchase Agreement, dated September 17, 2026, by and among Registrant and the Investor.
10.2†	Form of EigenQ Note.
10.3†	Form of EigenQ Warrant.
10.4	Form of PubCo Note.
10.5	Form of PubCo Warrant.
10.6	Form of Registration Rights Agreement, by and between EigenQ Holdings, Inc and the Investor.
10.7	Pledge and Security Agreement, dated September 17, 2026, by and among EigenQ, Inc., the subsidiary Grantors party thereto, and the collateral agent.
10.8	Amendment No. 1 to the Letter Agreement, dated September 17, 2026, by and among Registrant, Silicon Valley Acquisition Sponsor LLC, and certain directors and officers of the Registrant.
99.1	Press Release dated September 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.
†	The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2026	SILICON VALLEY ACQUISITION CORP.

	By:	/s/ Dan Nash
	Name:	Dan Nash
	Title:	Chief Executive Officer